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                                                                   Exhibit 10.12

                           SOLON, OHIO FACILITY LEASE
                           --------------------------


     THIS LEASE (the "Lease"), dated as of January 1, 1988, is made and entered into by and between AURORA ROAD REALTY DEVELOPERS CO., an Ohio corporation ("Lessor") and THE MAZEL CO., an Ohio corporation ("Lessee").


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Lessor holds the leasehold estate in and to the parcel of real property located at 31000 Aurora Road, Solon, Ohio 44139, consisting of approximately 37 acres, as more particularly described in EXHIBIT "A" attached hereto and made a part hereof (the "Property"), together with all buildings, improvements and fixtures of whatsoever kind or nature situated upon the Property, including without limitation all landscaping, electrical, heating, air conditioning and plumbing equipment and systems, elevators and canopies (the "Leasehold Improvements") (the Property and the Leasehold Improvements are collectively referred to the "Leased Premises");

     WHEREAS, Lessor has obtained the leasehold estate pursuant to the Interim Sublease dated August 5, 1986 between Lessor and The Kroger Co. ("Landlord"), a copy of which is attached hereto and made a part hereof as EXHIBIT "B" (the "Sublease");

     WHEREAS, Landlord acquired the leasehold estate in and to the Leased Premises pursuant to the Lease dated July 2, 1957, as amended by amendments dated December 2, 1957, September 16, 1960, July 1, 1967, and March 31, 1971 (collectively, the "Master Lease"); and

     WHEREAS, Lessor desires to lease to Lessee, and Lessee desires to rent from Lessor, a portion of the Leased Premises, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. THE PREMISES. Upon and subject to the terms and conditions herein set forth, Lessor hereby agrees to Lessee, and Lessee hereby rents from Lessor, that portion of the Leased Premises described in EXHIBIT "C", attached hereto and made a part hereof, and as outlined in red on EXHIBIT "D", attached hereto and made a part hereof, consisting of approximately five hundred fifty-four thousand (554,000) square feet (the "Premises").


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     2. TERM. The term of this Lease commenced on January 1, 1988 (the
"Commencement Date") and shall end on December 31, 1997, unless sooner terminated pursuant to any provision hereof. Lessor hereby covenants and agrees that it shall take all appropriate actions pursuant to the Sublease to cause Landlord to timely exercise all renewal options provided for in Article XVII of the Master Lease. Lessor further agrees that it will not permit any termination of the Master Lease by Master Landlord pursuant to Article XVIII of the Master Lease.

     3. RENT.

          (a) During the term of this Lease, Lessee shall pay to Lessor rent for the Premises in the sum of:

               (i) Six Hundred Sixty-Four Thousand Eight Hundred Dollars ($664,800.00) per annum, payable in equal monthly installments of Fifty-Five Thousand Four Hundred Dollars ($55,400.00) during the first and second years of the Lease term;

               (ii) Eight Hundred Thirty-one Thousand Dollars ($831,000.00) per annum, payable in equal monthly installments of Sixty-Nine Thousand Two Hundred Fifty Dollars ($69,250.00) during the third, fourth and fifth years of the Lease term;

               (iii) Nine Hundred Sixty-Nine Thousand Five Hundred Dollars ($969,500.00) per annum, payable in equal monthly installments of Eighty Thousand Seven Hundred Ninety-One and 67/100 Dollars ($80,791.67) during the sixth, seventh and eighth years of the Lease term; and

               (iv) One Million One Hundred Eight Thousand Dollars ($1,108,000.00) per annum, payable in equal monthly installments of Ninety-Two Thousand Three Hundred Thirty-Three and 33/100 Dollars ($92,333.33) during the ninth and tenth years of the Lease term.

          (b) Rental due for any period during the term hereof which is for less than one (1) month shall be a pro rata portion of the monthly installment. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate to Lessee in writing.

     4. COMPLIANCE WITH SUBLEASE.

          (a) Lessor shall perform, comply with, keep and observe the covenants, agreements, provisions, terms, restrictions, limitations and conditions to be performed, complied with, kept and observed by Lessor under the Sublease.



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          (b) All of the terms and conditions of the Sublease which are applicable to Lessor with respect to the Premises shall become applicable to Lessee hereunder as though Lessee were substituted instead of Lessor, except that when the provisions of the Sublease are inconsistent with the provisions of this Lease, the provisions of this Lease shall control.

     5. REPAIRS AND IMPROVEMENTS.

          (a) Lessee, at its sole expense, shall keep the Premises in good condition and repair, including the repair or replacement of all broken and cracked glass, excepting normal wear and tear, repairs, replacements and maintenance that are the obligations of Lessor hereunder, and all repairs and replacements made necessary by reason of damage due to fire or other casualty.

          (b) Lessor shall maintain and repair, at its sole expense, the foundation, outer walls, roof, floor, ceiling, all other structural portions of the Premises, and fixtures, systems (including plumbing, electrical, heating, and air conditioning), and equipment (except for trade fixtures owned by Lessee) on the Premises in good condition and repair. In addition, Lessee shall maintain, repair, and keep in good condition and repair all remaining portions of the Leasehold Improvements and the Leased Premises in accordance with Section 7 of the Sublease and Article VII of the Master Lease.

          (c) During the term hereof, Lessee shall pay to Lessor Lessee's Pro Rata Share (defined below) of all Maintenance Costs (defined below) incurred by Lessor. Lessee shall pay its Pro Rata Share to Lessor within thirty (30) days after receipt by Lessee of Lessor's statement therefor, which statement shall include copies of all invoices in connection with such Maintenance Costs and evidence of payment therefor by Lessor.

               (i) Lessee's "Pro Rata Share" shall be a fraction, the numerator of which shall be the gross square footage of all floor area contained within the Premises, and the denominator of which shall be the gross square footage of all floor area contained within the Leasehold Improvements. Lessor and Lessee acknowledge and agree that as of the Commencement Date, Lessee's Pro Rata Share is eighty-four percent (84%).

               (ii) For purposes of this Lease, "Maintenance Costs" means those maintenance costs incurred by Lessor in connection with the maintenance of landscaping for the Leased Premises, the removal of snow from any parking and common areas within the Leased Premises, and


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          any paving, maintenance, striping, and repair of any parking areas, driveways, or other common areas located within the Leased Premises.

     6. REAL ESTATE TAXES. During the term hereof, Lessee shall pay to Lessor Lessee's Pro Rata Share of all general real estate taxes and assessments ("Taxes") for the Leased Premises which become due and payable during the term hereof and which are in excess of the Taxes payable for the Leased Premises for the 1988 tax year (the "Base Taxes"). Upon receipt by Lessor of notice of any increase in the Taxes above the Base Taxes, Lessor shall promptly notify Lessee thereof. Lessee shall pay its Pro Rata Share of any such increase to Lessor within thirty (30) days after receipt of Lessor's statement therefor, which statement shall include a copy of the applicable tax bill for the Leased Premises and evidence of payment therefor by Lessor. To the extent any such Taxes are permitted by law to be paid in installments, Lessor hereby agrees to pay such taxes in such manner. Lessor shall pay all special taxes and assessments which may be imposed against the Leased Premises.

     7. UTILITIES. Lessor and Lessee acknowledge and agree that submeters have been installed for the Premises for water, gas, and electricity. During the term hereof, Lessee shall pay for all utilities consumed by Lessee in connection with its occupancy of the Premises. Lessee shall pay such utility cost to Lessor within fifteen (15) days after receipt of Lessor's statement therefor, which statement shall include a copy of all utility bills for the Leased Premises, including Lessee's share thereof, and evidence of payment therefor by Lessor.

     8. ALTERATIONS. Lessee shall have the right at any time during the term of this Lease to make, at its sole cost and expense, any nonstructural changes or alterations in or to the Premises to the same extent Lessor is permitted to do so under, but subject to the terms and conditions of, Article IX of the Master Lease.

     9. USE OF PREMISES.

          (a) During the term hereof, the Premises may be used for any lawful purpose.

          (b) During the term hereof, Lessee will comply, at Lessee's sole cost and expense, with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments; provided, however, to the extent that any such compliance would require structural alterations to the Premises or other repairs to the Premises which are required to be performed by Lessor hereunder, Lessor, at its sole cost and expense, shall comply with such laws, ordinances, orders, rules, regulations and requirements .


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          (c) Lessee and its employees, agents, invitees, permitees, contractors, and representatives shall have the right to use all common areas, driveways, and parking areas located within the Leased Premises in common with all other tenants of the Leased Premises. During the term hereof, Lessor shall provide at all times sufficient parking for Lessee and its agents, employees, invitees, permitees, contractors, and representatives. Lessor shall use its best efforts to not interfere, and to cause other tenants of the Leased Premises to not interfere, with Lessee's use of the truck docks in the Premises.

     10. INDEMNIFICATION AND INSURANCE.

          (a) During the term of this Lease, Lessor, at its sole cost and expense, shall keep in full force and effect:

               (i) Public liability insurance with minimum limits of One Million Dollars ($1,000,000.00) on account of bodily injury to or death of any person and One Million Dollars ($1,000,000.00) on account of bodily injury to or death of more than one (1) person as the result of any one (1) accident, and Three Hundred Fifty Thousand Dollars ($350,000.00) on account of damage to property; and

               (ii) Insurance on the Leasehold Improvements against loss or damage by fire or by other risks now embraced by the "broad form extended coverage endorsement" in amounts at all times sufficient to prevent Lessor from becoming a co-insurer under the terms of the applicable policies.

     All such policies of insurance shall name Lessee as an additional insured or loss payee as its respective interest may appear. In addition, such policies shall provide that such policies shall not be cancelled or modified without at least thirty (30) days prior written notice to Lessee.

               (b) (i) Lessee will indemnify Lessor and save Lessor harmless from and against any and all claims, actions, damages, liability and expenses in connection with laws, damage or injury to persons or property occurring, in, on or about, arising out of the Premises, or occasioned wholly or in part by any act or omission of Lessee, Lessee's agents, contractors, customers or employees.

               (ii) Lessor will indemnify Lessor and save Lessee harmless from and against any and all claims, actions, damages, liability and expenses in connection with laws, damage or injury to persons or property occurring, in, on or about, arising out of the Leased Premises, or occasioned wholly or in part by any act or omission of


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          Lessor, Lessor's agents, contractors, customers or employees.

               (iii) Lessor will defend, indemnify and hold Lessee harmless from and against any and all liabilities, obligations, losses, demands, claims, damages, liens, penalties, actions, judgments, suits, costs or expenses of any kind which may be imposed on or incurred by or asserted against Lessee for or on account of any matter with respect to the Premises arising prior to the Commencement Date.

     11. REPAIR AFTER CASUALTY.

          (a) In the event of damage or destruction to the Premises by fire or otherwise, Lessee's rental obligations shall continue and Lessor shall promptly, at its sole cost and expense, restore, repair, replace, rebuild and alter the same as nearly as possible to the condition they were in immediately prior to such damage or destruction. Such obligation of Lessor to restore, repair or rebuild is mot conditioned upon the recovery of any insurance proceeds for such damage or destruction. Such restoration, repairs, replacements, rebuilding or alteration shall be commenced promptly and prosecuted with reasonable diligence (unavoidable delays accepted).

          (b) Notwithstanding the provisions of Section 11(a) above, if the Premises or any part thereof shall be damaged or destroyed by fire or otherwise to the extent that Lessee is substantially prevented from carrying on its normal operations in the Premises and such damage or destruction cannot be repaired so as to permit resumption of Lessee's operations within six (6) months of such damage or destruction, Lessee shall have the option to terminate this Lease, exercisable within ninety
     (90) days of such damage or destruction, by serving upon Lessor written notice of Lessee's election to so terminate, and upon giving such notice, this Lease shall terminate as of the end of the calendar month following the month in which notice is given. Unless Lessee exercises such right to terminate this Lease, Lessor shall not exercise its right to terminate the Sublease under Section 13 of the Sublease.

     12. CONDEMNATION.

          (a) In the event that the entire Premises shall be taken or condemned by any competent authority for any public or quasi-public purpose, this Lease shall cease and terminate as of the date of such taking.

          (b) If less than all of the Premises shall be taken or condemned by any competent authority for any public or


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     quasi-public use or purpose and as a result thereof (i) Lessee is substantially prevented by reason of the area taken or permanent loss of access from carrying on its normal operations in the Premises, or (ii) the damage or destruction cannot be repaired to permit resumption of Lessee's operations within six (6) months of such taking, Lessee shall have the option to terminate this Lease, exercisable within ninety (90) days of such taking by serving upon Lessor written notice of Lessee's election to so terminate and upon giving such notice, this Lease shall cease and terminate as of the end of the calendar month following the month in which such notice is given. Unless Lessee exercises its right to terminate this Lease, Lessor shall not exercise its right to terminate the sublease under Section 14 of the Sublease.

          (c) In the event of a taking or condemnation of less than all of the Premises and Lessee is not entitled to or does not elect to terminate this Lease under Section 12(b) above, Lessee's rental obligations shall continue and Lessee shall promptly, at its sole cost and expense, restore, repair and replace, rebuild or alter the same as nearly as possible to the condition they were in immediately prior to such partial taking. Such obligation of Lessor to restore, repair or rebuild is not conditional upon the recovery of any award as a result of such taking, but Lessor shall be entitled, to the extent permitted pursuant to the terms of the Lease, to the proceeds of any such award to the extent needed for such restoration, repair or rebuilding. Such restoration, repair or rebuilding shall be commenced promptly and prosecuted with reasonable diligence (unavoidable delays accepted).

          (d) All damages awarded in connection with the taking of all or any portion of the Premises, whether allowed as compensation for diminution in value to the leasehold or to the fee of the Premises, shall be distributed to the Landlord, and Lessor in accordance with Article XV of the Master Lease and Section 14 of the Sublease; provided, however, that Lessee shall be entitled to make a claim for, and receive, an award for any diminution in Lessee's leasehold interest in the Premises and for the cost of removing and relocating of fixtures or equipment from the Premises as a result of such condemnation.

     13. LESSOR'S REMEDIES UPON DEFAULT.

          (a) If Lessee shall at any time be in default in the payment of rent or other sums of money required to be paid by Lessee, or in the performance of any of the covenants, terms, conditions, provisions, rules and regulations of this Lease, and Lessee shall fail to remedy such default within (i) ten (10) days after written notice from Lessor, if such default is in the payment of rent or any other monetary obligation of Lessee hereunder, or (ii) within thirty (30) days after



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     receipt of written notice thereof, if the default relates to matters other than the payment of rent and other sums of money (but Lessee shall not be deemed to be in default if Lessee commences to remedy said defaults other than relate to payment of rent and other sums of money within said thirty
     (30) day period, and proceeds therewith with due diligence), or if Lessee shall become insolvent or make an assignment for the benefit of creditors, or if a receiver or trustee of Lessee's property shall be appointed, or if proceedings under the Bankruptcy Code shall be instituted by or against Lessee and shall not be dismissed by the Court within ninety (90) days after such filing, or if any event shall happen which, aside from this provision, would cause any assignment or devolution of Lessee's interest or occupancy hereunder by operation of law, Lessor, in addition to all other remedies given to Lessor in law or in equity, may by written notice to Lessee terminate this Lease, or without terminating this Lease re-enter the Premises by summary proceedings or otherwise, and in any event may dispossess the Lessee, it being the understanding and agreement of the parties that under no circumstances is the Lease to be an asset for Lessee's creditors by operation of law or otherwise. In the event of such re-entry, Lessor may relet the Premises, and in the event of a reletting may apply the rent therefrom first to the payment of Lessor's expenses of reletting, and then to the amount of rent and all other sums due from Lessee hereunder, Lessee remaining liable for any deficiency. Any and all deficiencies shall be payable by the Lessee monthly on the date herein provided for the payment of rent.

          (b) In the event of a default by Lessee of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Lessor shall have the right to invoke any remedy permitted to Lessor in law or in equity. All remedies available to Lessor are declared to be cumulative and concurrent. No termination of this Lease nor any taking or recovering of possession of the Premises shall deprive Lessor of any of its remedies or actions against Lessee and Lessee shall remain liable for all past or future rent, including all additional rent, taxes, and all other charges and rent payable by Lessee under this Lease, during and for the balance of the original term hereof, nor shall the bringing of any action for rent or other default be construed as a waiver of the right to obtain possession of the Premises.

          (c) In addition to the above, Lessor shall have all the rights and remedies provided to the Landlord under the Sublease as though Lessor were substituted for the Landlord under the Sublease.

          (d) All rights and remedies provided herein or otherwise existing at law or in equity are cumulative, and


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     the exercise of one or more rights or remedies by either party shall not preclude or waive its right to the exercise of any or all of the others.

     14. DISCHARGE OF LIENS. Lessee shall not do or suffer anything to be done whereby the Leased Premises and the Leasehold Improvements may be encumbered by any liens of mechanics, laborers, or materialmen, chattel mortgages or any other liens and shall, whenever and as often as any such liens are filed against the said land and building purporting to be for labor or material furnished or to be furnished to the Lessee, discharge the same of record within ten (10) days after the date of filing by payment, bonding or otherwise, as provided by law. The Lessee, upon reasonable notice and request in writing from the Lessor shall also defend for the Lessor at the Lessee's sole cost and expense, any action, suit or proceeding which may be brought on or for the enforcement of any such lien and will pay any damages and satisfy and discharge any judgments entered in such action, suit or proceeding and save harmless the Lessor from any liability, claim or damages resulting therefrom.

     15. RIGHTS OF LESSOR.

          (a) Lessor reserves the right at all reasonable times and upon reasonable notice to Lessee, by itself, or its duly authorized agents, to go upon and inspect the Premises and every part thereof.

          (b) If Lessor shall make any payments on behalf of Lessee which are Lessee's obligation, in order to fulfill Lessee's covenants, then any amounts so paid by Lessor are agreed and declared to be "additional rent" and shall be due and payable to Lessor from Lessee with the next installment of rent due thereafter under this Lease.

     16. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, convey, mortgage, encumber, or otherwise transfer this Lease or any interest herein without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall have the right to sublet all or any part of the Premises and to collect and retain the rentals therefrom. Notwithstanding any such assignment or subletting, Lessee shall at all times remain liable for the performance of all the covenants and conditions in its part to be performed hereunder, unless released therefrom by Lessor.

     17. ESTOPPEL CERTIFICATES.

          (a) Lessee agrees to deliver to Lessor, within twenty (20) days after receipt of request therefor, a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and



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     stating the modifications); (ii) whether or not there are then existing any offsets or defenses against enforcement of any of the terms, covenants or conditions hereof upon the part of Lessee to be performed (and if so, specifying the same); and (iii) the dates to which rent and other charges have been paid in advance, if any.

          (b) Lessor agrees to deliver to Lessee, within twenty (20) days after receipt of request therefor, a written statement certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the dates to which rent and other charges have been paid in advance, if any; and (iii) to the best knowledge of Lessor, whether Lessee is in default in the performance of any covenant, agreement or condition contained herein, or whether any default exists under the Sublease or the Master Lease (and if so, stating such default in detail).

     18. NON-DISTURBANCE. Within thirty (30) days after the date hereof, Lessor shall use its best efforts to obtain from the Landlord and the owner of the Leased Premises a Non-Disturbance Agreement in form and substance satisfactory to Lessee so that, upon any default by Lessor under the Sublease, or by Landlord under the Master Lease, Lessee shall have the right to continue in possession of the Premises under the terms and conditions of this Lease so long as Lessee is not in default hereunder.

     19. SIGNS. Lessee shall have the right to install signs upon the exterior walls of the Premises and/or upon the Leased Premises as may be necessary for identification purposes. The location and design of any such signs shall be subject to Lessor's prior written approval, which approval shall not be unreasonably withheld.

     20. QUIET ENJOYMENT. Lessor covenants and agrees that Lessee, upon paying the rent and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation of anyone claiming by, through, or under Lessor.

     21. NO WAIVER. No waiver of any of the terms, covenants, provisions, conditions, rules and regulations required by this Lease, and no waiver of any legal or equitable relief or remedy shall be implied by the failure of Lessor or Lessee to assert any rights, or to declare any forfeiture, or for any other reason, and no waiver of any of said terms, provisions, covenants, rules and regulations shall be valid unless it shall be in writing signed by the Lessor or Lessee. The waiver of any pledge of this Lease or the forgiveness of performance of any one or more of the terms,


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

provisions, conditions, rules and regulations of this Lease shall not be claimed or pleaded by Lessee or Lessee to excuse a subsequent pledge or failure of performance of any of the terms, provisions, conditions, covenants, rules and regulations of this Lease.

     22. VACATION OF PREMISES. Upon the expiration or termination of this Lease, Lessee shall deliver up and surrender to Lessor possession of the Premises, including all improvements thereon and additions or alterations thereto (excluding Lessee's trade fixtures, equipment, and other personal property) in as good condition and repair as the same shall be as of the Commencement Date (loss by fire or other casualty which is covered by a Standard Extended Coverage Insurance Policy and ordinary wear and tear and decay only excepted) and deliver the keys at the office of Lessor or Lessor's agent.

     23. MEMORANDUM OF LEASE. This Lease shall not be recorded, but either party may record a Memorandum of Lease in which shall be described the Premises, the term of this Lease, and reference to this Lease. The party requesting that the Memorandum of Lease be recorded shall prepare and pay all costs of recording the Memorandum of Lease, and the other party agrees to execute at any and all times such instruments as may be required for such recording.

     24. NOTICES. Any notices or consent requited to be given by or on behalf of either party upon the other shall be in writing and shall be either hand-delivered or given by mailing such notices or consent by Registered or Certified Mail, return receipt requested, addressed as follows:

     If to Lessor:  Aurora Road Realty Developers Co.
                    31000 Aurora Road
                    Solon, Ohio  44139
                    Attention:      Irving J. Chelm

     If to Lessee:  The Mazel Co.
                    31000 Aurora Road
                    Solon, Ohio  44139
                    Attention:      Reuven Dessler

or at such other address as may be specified from time to time, in writing, delivered to the other party, and the time of the rendition of such notice shall be two (2) days after it is deposited in an official United States Post Office, postage prepaid.

     25. APPLICABLE LAW AND CONSTRUCTION. The laws of the State of Ohio shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the Premises and


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becomes effective only upon execution and delivery thereof by Lessor and Lessee.
All negotiations, considerations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties.

     26. FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or any other reason of a like nature not the fault of the party delayed in performing work or doing any act required under the terms of this Lease, then performance of such act shall be excused from the period of the delay and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding anything contained herein to the contrary, Lessee shall not be excused from the payment of rent or other sums of money which may become due under the terms of this Lease.

     27. NO PARTNERSHIP. Lessor does not, in any way or for any purpose, become a partner of the Lessee in the conduct of Lessee's business or otherwise, or joint venturer, or a member of a joint enterprise with Lessee.

     28. HOLDING OVER. If at the expiration of the term of this Lease or any renewal thereof, Lessee continues to occupy the Premises, such holding over shall not constitute a renewal of this Lease, but Lessee shall be a tenant from month to month upon all of the terms, provisions, covenants, and agreements hereof.

     29. BROKERS. Lessee and Lessor each represent and warrant that they have not dealt with any broker in connection with this Lease and agree to indemnify each other against, and hold each other harmless from, all liabilities arising from any claim resulting from its having dealt with any broker in connection with this Lease.

     30. CAPTIONS. Any paragraph titles or captions contained in this Lease are for convenience only and shall not be deemed part of the context of this Lease.

     31. VARIATION IN PRONOUNS. All the terms and words used in this Lease, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context or sense of this Lease or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the number and gender.

     32. COUNTERPARTS. This Lease may be executed in counterparts, each of which shall be an original but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease this 20th day of April, 1988, as to the Lessor, and this 20th day of April, 1988, as to Lessee.

SIGNED IN THE PRESENCE OF:                   AURORA ROAD REALTY DEVELOPERS
 /s/ Nate Plotnik                              CO., an Ohio corporation
- ----------------------------
                                             By: /s/ Kerry Chelm
 /s/ Kara Velotta                               -----------------------------
- ----------------------------
                                                            "Lessor"


 /s/ Nate Plotnik                            THE MAZEL CO., an Ohio
- ----------------------------                 corporation

                                             By: /s/ Jacob Koval, Vice President
 /s/ Kara Velotta                               -----------------------------
- ----------------------------
                                                            "Lessee"
        STATE OF OHIO   :
                        : SS
        CUYAHOGA COUNTY :

      Before me, a Notary Public in and for said county and state, personally appeared AURORA ROAD REALTY DEVELOPERS CO., by Karry Chelm, who acknowledged that he did sign the foregoing Lease and that the same is his free act and deed, individually and as such officer.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland, Ohio, this 20th day of April, 1988.




                                            /s/ Bennet Yanowitz
                                            --------------------------------
                                            Notary Public

                      Aurora Road Realty Developers Co.
                              31000 Aurora Road
                                 Solon, Ohio


                                   [plans]

                                LEASE AMENDMENT
                                ---------------


     THIS AGREEMENT entered into by and between AURORA ROAD REALTY DEVELOPERS CO., an Ohio corporation ("Lessor") and THE MAZEL CO., an Ohio corporation ("Lessee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the parties hereto have entered into a Lease for the premises occupied by Lessee known as 31000 Aurora Road, Solon, Ohio (the "Lease");

     WHEREAS, The premises is part of a total complex owned by Lessor, portions of which are leased to other tenants;

     WHEREAS, Lessor and Lessee desire to modify said Lease as provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     (1) Notwithstanding the provisions contained in the Lease, the rent for the Leased Premises as defined in the said Lease shall be as follows:

          (a) Commencing as of May 1, 1989, Lessee shall pay to Lessor as rent for the premises for the balance of the term of said Lease fixed minimum monthly payments of $62,500. Each such monthly installment shall be due and payable in advance on the first day of each month.

          (b) The monthly rental provided herein for the balance of the term of the Lease shall be increased as of January 1st of each year commencing January 1, 1991 by the percentage increase in the Consumer Price Index for November of each year, commencing with the November, 1990 Index over the Consumer Price Index for November, 1988 as the base, as promulgated by the Bureau of Labor Statistics of the United States Department of Labor, being the average for "all items" shown on the U.S. City Average for Urban Wage Earners and using the November Cost of Living Index of each year commencing in November, 1990 as a reference for comparison purposes to the base. In no event shall the rental for any year be less than the rental provided for in the preceding calendar year.

          Lessor shall give Lessee written notice of the rents due hereunder for each year as soon as the applicable Consumer Price Index is available for said year.

     (2) Except as expressly modified herein, said Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Lease Amendment this 26th day of December, 1989.

Signed in the Presence of:

                                             AURORA ROAD REALTY DEVELOPERS
 /s/ Barbara A. Bell
- ----------------------------
                                             By: /s/ I.J. Chelm, President
 /s/ Kerry Chelm                                -----------------------------
- ----------------------------



                                             THE MAZEL CO.
- ----------------------------

                                             By: /s/ Reuven Dessler
                                                -----------------------------
- ----------------------------

        STATE OF OHIO   :
                        : SS
        CUYAHOGA COUNTY :



        Before me, a Notary Public in and for said County and State, personally appeare d AURORA ROAD REALTY DEVELOPERS CO., by I.J. Chelm & Reuven Dessler, its Shareholder & Tenant, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.


        IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Solon, Ohio, this 26th day of December, 1989.

                                        /s/ Irvin M. Chesler
                                        ------------------------------------
                                        Notary Public
                                         IRVIN M. CHESLER, Notary Public
                                                  STATE OF OHIO
                                        My Commission Expires June 16, 1992

                           SECOND AMENDMENT TO LEASE
                           -------------------------


     THIS SECOND AMENDMENT TO LEASE entered into this 25th day of November, 1991, by and between AURORA ROAD REALTY DEVELOPERS CO., an Ohio corporation ("Lessor") and THE MAZEL CO., an Ohio corporation ("Lessee").

                                  WITNESSETH:
                                  -----------

     WHEREAS, the parties hereto have entered into a lease dated as of January 1, 1988 for the Premises occupied by Lessee known as 31000 Aurora Road, Solon, Ohio and a lease amendment dated December 26, 1989, said lease, as amended, being hereinafter referred to as the "Lease".

     WHEREAS, Lessee now desires to construct an addition to the building leased by it being part of the Premises and further desires to increase the space leased by it and to extend the term of the Lease, all as provided herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     (1) CONSTRUCTION OF ADDITION TO PREMISES. Lessee may construct, at its sole cost and expense, an addition to the Premises immediately adjacent to the existing showroom for the purpose of expanding the showroom. Said addition shall be constructed in accordance with the plans and specifications which have been approved by Lessor. Lessee shall comply with all building and zoning laws and ordinances, shall complete construction of the said addition free of liens and shall indemnify Lessor against any claims arising out of the construction of the said addition. Said addition shall upon completion be subject to all of the terms and conditions of the Lease.

     (2) INCREASE IN AREA OF LEASED PREMISES. The Premises shall be increased to include the approximately 12,000 square feet of space heretofore occupied by Harris Wholesale Drug as well as to occupy an additional 2,950 square feet of office space now vacant, effective as of April 1, 1992. The occupancy of said additional space shall be subject to all of the terms and conditions of the Lease and shall become part of the Premises.

     (3) RENT. The rent for the balance of the term of the Lease to December 31, 1997 shall, effective as of January 1, 1992, be computed at the rate of $1.75 per square foot used by Lessee. Lessee currently occupies 551,178 square feet.

     (4) EXTENSION OF TERM OF LEASE. The term of the Lease is extended for an additional five (5) year term commencing January 1, 1998 and ending December 31, 2002.

     (5) RENTAL DURING EXTENDED TERM. Rent for the Premises during the first year of the extended term shall be computed at the rate of $2.00 per square foot annually payable in equal monthly installments of one-twelfth (1/12) the annual rent, in advance.

     Rent during each subsequent year of the extended term of the Lease shall be increased from the rental payable during the preceding lease year by the percentage increase in the Consumer Price Index For All Urban Consumers, All Items Indexed (1982-1984 Base) U.S. City Average, popularly known as the Cost of Living Index presently published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, but in no event shall the increase in the annual rental for any lease year be more than Ten Cents ($.10) per square foot over the rental applicable for the preceding lease year. The rent during each subsequent lease year of the extended term shall be increased by the increase in the Consumer Price Index for November of the second year preceding such lease year and November of the year immediately preceding such lease year. In no event shall the rent payable during each lease year of the extended term be less than the rent payable during the preceding lease year. If the base year selected by the U.S. Department of Labor shall be changed, then the resultant Index shall be readjusted so as to reflect the base initially established under this Lease. If the said Index shall no longer be published or cannot be adjusted, then another index generally recognized as authoritative shall be substituted by agreement between the parties.

     Rent during each month of the extended term shall be payable in equal monthly installments of one-twelfth (1/12) the annual rent, in advance.

     (6) Except as amended herein, the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease this 25th day of November, 1991.



                                   AURORA ROAD REALTY DEVELOPERS CO .

Witness

- -----------------------            By /s/ I.J. Chelm
                                     --------------------------------------
- -----------------------              "Lessor"



                                   THE MAZEL CO.


                                   By /s/ Reuven Dessler
                                     --------------------------------------
                                     Reuven Dessler, President
                                                  see "Lessee"
STATE OF OHIO   :
                : SS
CUYAHOGA COUNTY :

        BEFORE ME a Notary Public in and for said County and State, personally appeared AURORA ROAD REALTY DEVELOPERS CO., by Irving J. Chelm, its President, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed, individually and as such officer.

        SWORN TO BEFORE ME AND SUBSCRIBED in my presence this 25th day of November, 1991.


                                        /s/ JACK SCHULZ
                                        ------------------------------------
                                        Notary Public
                                             JACK SCHULZ, Notary Public
                                                  STATE OF OHIO
                                        My Commission Expires Nov. 3, 1996
                                            (Recorded in Lake County)

                            THIRD AMENDMENT TO LEASE


     THIS THIRD AMENDMENT TO LEASE, effective the 19th day of July, 1996, by and between AURORA ROAD REALTY DEVELOPERS CO., an Ohio corporation ("Lessor") and MAZEL COMPANY L.P., a Delaware limited partnership, formerly THE MAZEL CO., an Ohio Corporation ("Lessee").


                              W I T N E S S E T H:


     WHEREAS, Lessor and Lessee have entered into a Lease (the "Lease") dated as of January 1, 1988, for the premises occupied by a Lessee known as 31000 Aurora Road, Solon, Ohio, which premises is part of a total complex owned by Lessor (the "Complex"), a portion of which are leased to other tenants; and

     WHEREAS, the Lease was amended by a document entitled "Lease Amendment", dated December 26, 1989; and

     WHEREAS, the Lease was further amended by a document entitled "Second Amendment to Lease", dated November 25, 1991; and

     WHEREAS, currently the Lessee is leasing five hundred sixty-three thousand one hundred seventy-eight (563,178) square feet of floor area from the Lessor (the "Initial Leased Premises"); and

     WHEREAS, Lessee desires to lease additional space from Lessor, and Lessor and Lessee further desire to amend the Lease.

     NOW THEREFORE, by mutual agreement of the parties and in consideration of One Dollar ($1.00), each paid to the other, the receipt and sufficiency of which is hereby acknowledged, the Lease is hereby amended and modified as follows:

     1. INCREASE IN AREA OF LEASED PREMISES. Effective January 1, 1997, (the "Commencement Date") the size of the Premises shall be increased to include (a) approximately ninety-five thousand four hundred sixty-nine (95,469) square feet of floor area to be constructed by Lessor pursuant to Section 9 below (the "Additional Premises") and (b) eighty-two thousand one hundred ninety-six (82,196) square feet of floor area (the "Expansion Space"). The Initial Leased Premises and the Expansion Space are collectively referred to herein as the "Original Premises". Commencing on the Commencement Date, the Original Premises and Additional Premises shall " collectively be referred to as the "Leased Premises" or "Premises.

     2. TERM. Section 2 of the Lease is hereby deleted in its entirety and replaced with the following:

     "The term of this Lease shall commence on the Commencement Date and shall end on December 31, 2008, unless sooner terminated pursuant to any provision hereof. Lessor hereby covenants and agrees that it shall take all appropriate actions pursuant to the Sublease to cause Landlord to timely exercise all renewal options provided for in Article XVII of the Master Lease. Lessor further agrees that it will not permit any termination of the Master Lease by Master Landlord pursuant to Article XVIII of the Master Lease."

     3. RENT. Effective January 1, 1997, Section 3(a) of the Lease shall be deleted in its entirety and replaced with the following:

        "Commencing as of the Commencement Date, and continuing through the term of the Lease, Lessee shall pay Lessor, at such place as Lessor shall from time to time direct by written notice to Lessee, rent for the Leased Premises during the term of this Lease at the monthly rate of:

          (a) One Hundred Fifty-Four Thousand Three Hundred Forty-Two and 29/100ths Dollars ($154,342.29) ($2.52 per square foot), for the first twenty-four (24) months after the Commencement Date;

          (b) One Hundred Sixty-Two Thousand Three Hundred Sixty-Eight and 09/100ths Dollars ($162,368.09) ($2.70 per square foot), for the twenty-fifth (25th) through seventy-second (72nd) months after the Commencement Date;

          (c) Adjusted Rent (defined below), for the seventy-third (73rd) through one hundred forty-fourth (144th) months of the Lease Term. For purposes of this Section 3(c), "Adjusted Rent" shall be calculated by increasing the rent in effect during the seventy-third (73rd) month after the Commencement Date in accordance with the percentage increase in the Index (defined below) from December 1, 2000 to November 30, 2002. For purposes of this Section 3(c), "Index" means the Consumer Price Index For All Urban Consumers All Items Indexed, as published by the Bureau of Labor Statistics, United States Department of Labor (1982-84 = 100). If the United States Department of Labor no longer publishes the Index, Lessor and Lessee shall mutually agree upon a substitute index. Notwithstanding the foregoing, in no event shall the Adjusted Rent for the seventy-third (73rd) through one hundred forty-fourth (144th) months of this lease (i) exceed, on a square foot basis, Two and 84/100ths Dollars ($2.84) or (ii) be less than the rent payable during the immediately preceding lease year."

     4. REPAIRS AND MAINTENANCE.

          (A) Paragraph (a) of Section 5 shall be amended by deleting Paragraph
     (a) and substituting therefor the following:

               "(a) Lessee, at its sole expense, shall keep the Leased Premises in good condition, including the maintenance, repair and/or replacement of the floor, ceiling, fixtures, systems (including plumbing, electrical, heating, and air conditioning), equipment, and all broken and cracked glass, excepting normal wear and tear, repairs, replacements and maintenance that are the obligations DRK\DRW\5 1282.4 of Lessor hereunder, and all repairs and replacements made necessary by reason of damage due to fire or other casualty. In addition, Lessee shall maintain, and keep in good condition and repair, all remaining portions of the Leasehold Improvements of the Leased Premises in accordance with Section 7 of the Sublease and Article VII of the Master Lease."

          (B) Paragraph (b) of Section 5 shall be amended by deleting Paragraph
     (b) and substituting therefor the following:

               "(b) Lessor, at its sole expense (except as set forth below), shall maintain and repair and keep in good condition the foundation, outer walls, roof, and all other structural portions of the Leased Premises that are not the obligations of Lessee hereunder. Notwithstanding the foregoing Lessee shall reimburse Lessor, within thirty (30) days after receipt by Lessee of Lessor's written demand therefor, of all costs and expenses incurred by Lessor in maintaining and repairing the foundation, outer walls, roof, and other structural portions of the Additional Premises."

          (C) Section 5(c)(i) shall be amended by deleting the words and figures: "eighty-four percent (84%)", and substituting the following words and figures: "ninety-eight and one-tenth percent (98.1%)".

          (D) Section 5(c)(ii) shall be amended by adding the following words to the end of this subparagraph: "and the maintenance, repair and replacement of any parts or portion of the exterior and interior of the Leased Premises, maintenance repair and replacement of the electrical distribution system contained in the Leased Premises, and maintenance, repair and replacement of the sprinkler system servicing the Leased Premises."

     5. INDEMNIFICATION AND INSURANCE. Section 10(a) of the Lease shall be amended by adding the following subparagraphs to this Section 10(a) as follows:

          "(iii) During the term hereof, Lessee shall pay to Lessor Lessee's Proportionate Share (as defined below) of all insurance premiums for the insurance the Lessor is required to keep in full force and effect (as set forth in this Section 10(a)) for the Original Premises which become due and payable during the term hereof and which are in excess of the insurance premiums payable for the calendar year 1988 (the "Base Insurance"). Upon receipt by Lessor of notice of any increase in the insurance premiums over the Base Insurance, Lessor shall notify Lessee thereof. Lessee shall pay its Proportionate Share of any such increase to Lessor within thirty (30) days after receipt of Lessor's statement therefor, which statement shall include a copy of the applicable insurance premiums for the Leased Premises and evidence of payment thereof by Lessor. For purposes of this Section 1 0(a)(iii) Lessee's Proportionate Share shall be a fraction, the numerator of which is the floor area of the Original Premises and the denominator of which is the gross floor area of the Leasehold Improvements.

     (iv) During the term hereof, Lessee shall pay to Lessor all insurance premiums for the insurance that Lessor is required to keep in full force and effect (as set forth in Section 10(a)) for the Additional Premises which become due and payable during the term hereof. Lessee shall pay such insurance premiums to Lessor within thirty (30) days after receipt of Lessor's statement therefor, which statement shall include a copy of the applicable insurance premiums for the Additional Premises and evidence of payment by Lessor. If the insurance bill received by Lessor for the Leased Premises does not allocate insurance premiums between the Original Premises and the Additional Premises, then the portion insurance premiums allocable to the Additional Premises shall be a fraction, the numerator of which is the floor area of the Additional Premises, and the denominator of which is the gross floor area contained within the Leasehold Improvements.

     6. GUARD SERVICE FEES. So long as the Lessee shall not be in default of any of the terms and conditions of this Lease, Lessor shall cause any payments received by Lessor from Rider Lease Trucks or any other tenants of the Complex to be delivered to Lessee; provided, however, that Lessor shall have no obligation to pursue, or demand or collect from Rider Lease Trucks or any other tenants of the Complex such guard service fees, and the failure of Rider Lease Trucks or any other tenants of the Complex to pay such guard service fees, and the failure of Lessor to pay such guard service fees to Lessee as a result of Rider Lease Trucks or any other tenants of the Complex failing to pay such guard service fees to Lessor, shall not be construed or deemed to be a default of Lessor under any of the terms and conditions of the Lease. Notwithstanding the foregoing, Lessor hereby agrees to notify Lessee if Lessor's lease with Rider Lease Trucks is modified or amended to eliminate the requirement of Rider Lease Trucks to pay guard service fees.

     7. REAL ESTATE TAXES. Section 6 of the Lease should be deleted in its entirety, and the following inserted in its place:

     "(a) During the term hereof, Lessee shall pay to Lessor, Lessee's Proportionate Share of all general real estate taxes and assessments ("Taxes") of the Lease for the Original Premises which should become due and payable during the term hereof and which are in excess of the Taxes payable for the Original Premises for the 1988 tax year (the "Base Taxes"). Thus, upon receipt by Lessor of notice of an increase in the Taxes of both the Base Taxes, Lessor shall promptly notify Lessee thereof. Lessee shall pay its pro rata share of any such increase to Lessor within thirty (30) days after receipt of Lessor's statement therefor, which statement shall include a copy of the applicable tax bill for the Leased Premises and evidence of payment therefor by Lessor. To the extent any such Taxes are permitted by law to be paid in installments, Lessor hereby agrees to pay such Taxes in such manner. Lessor shall pay all special taxes and assessments which may be imposed against the Original Premises. For purposes of this Section 6 Lessee's Proportionate Share shall be a fraction, the numerator of which is the floor area of the Original Premises and the denominator of which is the gross floor area of the Leasehold Improvements.

     (b) During the term hereof, Lessee shall pay to Lessor, real estate taxes, general or special assessments, and other governmental impositions imposed upon or against the Additional Premises, of every kind and nature whatsoever, extraordinary as well as ordinary,foreseen and unforeseen, in each and every installment thereof, which shall or may during the term of this Lease, be levied, assessed or imposed upon or against the Additional Premises, including, any tax and/or assessment of any kind or nature upon or measured by with respect to the rentals payable by Lessee hereunder, either by way of substitution for an addition to all or part of the real estate taxes and assessments levied or assessed against the Additional Premises (the "Additional Premises Taxes"). Lessee shall pay such Additional Premises Taxes to Lessor within thirty (30) days after receipt of Lessor's statement therefor, which statement shall include a copy of the applicable tax bill for the Additional Premises and evidence of payment therefor by Lessor. To the extent that any such Additional Premises Taxes are permitted by law to be paid in installments, Lessor hereby agrees to pay such Additional Premises Taxes in such manner. Notwithstanding the foregoing, if the tax bill received by Lessor for the Leasehold Improvements does not separately allocate taxes to the Additional Premises, then the share of Additional Premises Taxes attributable to the Additional Premises shall be based on the County Auditor's appraisal of the Additional Premises.

     (c) Lessor and Lessee shall comply with the terms of the Enterprise Zone Agreement ("Agreement") dated March 4, 1996 by and among Lessor, Lessee and the City of Solon, and Lessor shall reasonably cooperate with Lessee to maintain the tax abatement set forth in the Agreement.

     8. The first recital in the Lease shall be amended by deleting the words "(the Property and the Leasehold Improvements are collectively referred to the "Leased Premises")", and substituting therefor the following "(the Property and the Leasehold Improvements are collectively referred to herein as the "Leased Premises" or "Premises")".

     9. CONSTRUCTION BY LESSOR. Prior to the Commencement Date, Lessor shall, at Lessor's cost and expense (except as provided below), construct the Additional Premises substantially in accordance with the plans and specifications prepared by Davison, Smith, Certo Architects and dated the 6th day of May, 1996 (the "Plans"). If Lessee requests any changes to the Plans, and such changes reduce the construction costs to be incurred by Lessor in the construction of the Additional Premises, the annual rent payable by Lessee during the term of this Lease shall be reduced by an annual amount necessary to amortize such savings in equal monthly installments over the term of the Lease. If Lessee requests any changes to the plans which result in an increase in construction costs incurred by Lessor, then Lessee shall pay to Lessor the costs incurred by such change within ten (10) days after receipt of a written demand therefor. Lessor shall be responsible for obtaining the necessary approvals from the City of Solon of the Plans for the Additional Premises. Notwithstanding anything herein contained to the contrary, in no event shall Lessor be liable for any delay or failure to deliver the building addition for reasons of force majeure or delays caused by Lessee.

     10. ALL THE TERMS AND CONDITIONS. All the terms and conditions of the Lease and of any previous modifications thereof and amendments thereto, except as herein modified and amended, shall remain unchanged. The provisions of this Third Amendment to Lease shall bind and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns, respectively.

     11. INTEGRATION. This represents the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and negotiations. This Third Amendment Lease may not be amended, supplemented or otherwise modified except in a writing signed by the parties hereto.

     12. COUNTERPARTS. This Third Amendment to Lease may be executed in one (1) or more counterparts, which together shall constitute one (1) document.

     IN WITNESS WHEREOF, the parties hereto have set their hands to four (4) counterparts hereof, each of which shall have the same force and effect as if the original, this day of 1996, as to the Lessor, and this day of___, 1996, as to the Lessee.

In the presence of:

                                   AURORA ROAD REALTY DEVELOPERS CO.

/s/ Patricia Schriner              By: /s/ Kerry Chelm
- -----------------------------         --------------------------------
PRINT NAME: Patricia Schriner
                                      ----------------------,---------

/s/ Barbara Bell
- -----------------------------                     "Lessor"
PRINT NAME: Barbara Bell







                                   MAZEL COMPANY L.P.,
                                   a Delaware limited partnership

                                   By:     Z.S. MAZEL, L.P., a Delaware limited
                                           partnership, its Managing Partner

                                   By:    Z.S. MAZEL, INC., a Delaware
                                          corporation, General Partner
                                          of Z.S. MAZEL, L.P.

/s/ Lee Fosco                             By: /s/ Reuven Dessler
- -----------------------------                ------------------------
PRINT NAME: Lee Fosco                               , Authorized Agent
                                             -------

/s/ Barbara Giesey
- -----------------------------
PRINT NAME: Barbara Giesey                        "Lessee"

STATE OF OHIO           )
                        )       ss:
COUNTY OF CUYAHOGA      )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named AURORA ROAD REALTY DEVELOPERS CO., an Ohio Corporation, by Kerry Chelm, its partner, who acknowledged that he did sign the foregoing instrument, and that the same is the free act and deed of said Corporation and his free act and deed personally and as such officer.


     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Solon, Ohio, this 19th day of July 1996.

                                         /s/ PATRICIA A. SCHRINER
                                         ------------------------------
                                         NOTARY PUBLIC
                                         PATRICIA A. SCHRINER
                                         Notary Public, State of Ohio, Cuy. Cty.
                                         My Commission Expires Dec.21, 2000


STATE OF OHIO           )
                        )       ss:
COUNTY OF CUYAHOGA      )



     BEFORE ME, a Notary Public in and for said County and State, appeared the above-named MAZEL COMPANY L.P., a Delaware limited partnership, by Z.S. MAZEL, L.P., a Delaware limited partnership, its Managing Partner, by Z.S. MAZEL, INC., a Delaware corporation, General Partner of Z.S. MAZEL L.P. by Reuven Dessler, its Authorized Agent, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed personally and in such capacity.


     IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Solon , Ohio, this day 19th of July, 1996.

                                         /s/ PATRICIA A. SCHRINER
                                         ------------------------------
                                         NOTARY PUBLIC
                                         PATRICIA A. SCHRINER
                                         Notary Public, State of Ohio, Cuy. Cty.
                                         My Commission Expires Dec.21, 2000